Exhibit 99.1

Microbot Medical Continues to Strengthen Commercial Capabilities in Preparation for the anticipated Q3 2025 Launch of its LIBERTY® Endovascular Robotic System

The addition of the head of Sales Operations & Analytics aims to strengthen sales infrastructure and launch execution

HINGHAM, Mass., June 9, 2025 – Microbot Medical Inc. (Nasdaq: MBOT), developer of the innovative LIBERTY Endovascular Robotic System, today announced the continued expansion of its commercial team in preparation for the anticipated U.S. launch of the LIBERTY System, which is projected during the third quarter of 2025. The Company remains actively engaged with the U.S. Food and Drug Administration (FDA), with a 510(k) decision now expected during the third quarter of this year. This updated FDA decision timeline remains within the FDA’s original scheduled review window and is not expected to affect the Company’s planned launch upon clearance.

“Our recent interactions with the FDA have been productive, and we remain confident in the process and outcome,” said Harel Gadot, Chairman, CEO & President. “We continue to operate with full momentum and position the Company for an anticipated launch during the third quarter of this year, which includes the continued build out of our commercial infrastructure and preparing the organization to deliver on our strategy.”

As part of the Company’s ongoing launch preparation, it recently expanded its commercial team with the addition of Michael Lytle as the head of Sales Operations & Analytics. Mr. Lytle brings deep experience in sales support, data analysis, and operational excellence. He is expected to play a key role in shaping market intelligence tools and processes to optimize the sales cycle and drive strategic growth.

Prior to joining Microbot, Mr. Lytle held increasing leadership roles at ZOLL Cardiac Management Solutions (CMS), a division of ZOLL Medical Corporation, where he supported the rollout of innovative cardiac care technologies.

“We believe that Michael’s addition will strengthen our launch readiness plans, and that his expertise will help us target the right markets, allocate resources effectively, and accelerate commercial execution,” concluded Mr. Gadot.

The LIBERTY System is currently under FDA review, is not available for sales in the US, and clearance is not guaranteed.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-commercial stage medical technology company with a vision to redefine endovascular robotics and improve the quality of care for millions of patients and providers globally. The Company has developed the world’s first single-use, fully disposable endovascular robotic system, which aims to eliminate traditional barriers to accessing advanced robotic systems.

Further information about Microbot Medical® is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, the Company’s need for and ability to obtain additional working capital to continue its transition to a commercially focused company, market conditions, risks inherent in the development and/or commercialization of the LIBERTY® Endovascular Robotic System, uncertainty in the results of regulatory pathways and regulatory approvals, including whether the FDA will timely grant 510(k) clearance to commercially market the LIBERTY® Endovascular Robotic System in the United States if at all, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law

Investor Contact:

IR@microbotmedical.com